U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 of 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2006

PACIFIC FUEL CELL CORP.

(Exact name of small business issuer as specified in its charter)

Nevada State or other jurisdiction of incorporation	000-28031 Commission File Number	80-0043875 (IRS Employer ID No.)

131 N. Tustin Ave.

Suite 100

Tustin, CA

(Address of principal executive offices)

92780

(Zip Code)

(714) 564-1693

(Issuer’s Telephone Number)

Item 1.01      Entry into a Material Definitive Agreement

Effective December 18, 2006, pursuant to an Assignment and Assumption of Equipment Purchase Agreement, we were assigned all rights of TDM, L.L.C. relating to an Agreement dated August 22, 2006, as amended December 20, 2006, between SGL Technic Inc., a wholly owned subsidiary of SGL Technologies GmbH, a German company (“SGL’), and TDM, L.L.C. (“TDM”) wherein we acquired certain equipment on an “as is” basis. This equipment consists of two press machine sets (200 and 800 ton) plus auxiliary equipment, which is used for manufacturing of bi-polar plates. We have been developing the MEA business segment of the fuel cell industry and have nanoMEA technology to enhance performance and durability. A fuel cell stack (essentially an electricity generator) consists of an MEA, GDL (gas diffusion layer) and bipolar plates. As such, management believes that this acquisition of equipment fits in with our proprietary technology.

The purchase price of the equipment was $200,000 (US). As of the date of this report, we have paid an aggregate of $100,000; $5,000 was previously paid by TDM. The balance of $95,000 shall become due on or before June 30, 2007.

This equipment acquisition allows us to expand our current business plan to begin to manufacture bipolar plates, which will provide us with the capability of marketing our own fuel cell components for the industry. However, in order to begin manufacturing of these bipolar plates it will be necessary for us to first move the equipment to a new location approximately 5 miles from the equipment’s current location in Willoughby, Ohio, and thereafter, retain manufacturing personnel and raise up to $1 million in additional funds. We expect to retain the services of two new employees, a director of sales and a director of manufacturing, both of whom have direct experience in the fuel cell business and bi-polar plate components. We are also engaged in discussions with various parties who have expressed an interest in providing us with additional equity capital to allow us to move forward. However, as of the date of this report there are no definitive agreements with any third party to provide us with these funds and there can be no assurance that we will be able to raise these funds on terms acceptable to us, or at all.

SGL has elected to discontinue its bi-polar plate manufacturing business. Current customers of SGL for the bipolar plates consist of many of the top fuel cell companies in the world, almost all of whom are potential customers for our MEA. In the event we are able to transfer sales and begin manufacturing, of which there can be no assurance, we expect to supply many of these customers.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Number	Exhibit

10.6	Equipment Purchase Agreement between TDM, L.L.C. and SGL Technic Inc.
dated August 22, 2006.

10.7	Assignment and Assumption of Equipment Purchase Agreement between the
Company and TDM, L.L.C., dated December 18, 2006.

10.8	First Amendment to Equipment Purchase Agreement between the Company,
TDM, L.L.C. and SGL Technic Inc. assigning the rights of TDM to the Company as the new purchaser, dated December 20, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFIC FUEL CELL CORP. (Registrant) Dated: January 24, 2007 By: s/George Suzuki George Suzuki, President

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